                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                     9 1/2% SENIOR NOTES DUE 2005, SERIES A
                                IN EXCHANGE FOR
                     9 1/2% SENIOR NOTES DUE 2005, SERIES B
                                       OF

                           EARLE M. JORGENSEN COMPANY
                Pursuant to the Prospectus dated June ___, 1998

________________________________________________________________________________
  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
   CITY TIME, ON ____________, 1998, UNLESS EXTENDED ("THE EXPIRATION DATE").
________________________________________________________________________________

                 The Exchange Agent for the Exchange Offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK
                             (THE "EXCHANGE AGENT")

    By Overnight Courier:                     By Hand:               By Registered or Certified Mail:
United States Trust Company of      United States Trust Company of    United States Trust Company of
          New York                             New York                          New York
   770 Broadway, 13th Floor                  111 Broadway                       P.O. Box 843
     New York, NY  10003                      Lower Level                      Cooper Station
Attn: Corporate Trust Services           New York, NY  10006             New York, NY  10276-0844
                                    Attn: Corporate Trust Services      Attention: Corporate Trust
                                                                                Services

                                             By Facsimile:
                                             212-780-0592

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

     QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS MAY BE DIRECTED TO THE EXCHANGE AGENT BY TELEPHONE AT 800-548-6565, OR BY FACSIMILE AT 212-780-0592. HOLDERS MAY ALSO CONTACT THEIR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE FOR ASSISTANCE CONCERNING THE EXCHANGE OFFER.

     As set forth in the Prospectus dated June ___, 1998 (as it may be supplemented and amended from time to time, the "Prospectus") of Earle M.
                                                 ----------
Jorgensen Company, a Delaware corporation (the "Company"), under the caption
                                                -------
"The Exchange Offer --Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal"), this form,
                                           ---------------------
or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 9 1/2% Senior Notes
 --------------
due 2005, Series A (the "Old Notes"), for new 9 1/2% Senior Notes due 2005,
                         ---------
Series B (the "Exchange Notes"), if time will not permit the Letter of
               --------------
Transmittal, certificates representing such Old Notes and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined herein).

     This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.


     Ladies and Gentlemen:

           The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Old Notes tendered pursuant to the Exchange Offer.

           The undersigned understands that the Old Notes will be exchanged only after timely receipt by the Exchange Agent of (i) the Old Notes or a Book-Entry Confirmation, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, of the transfer of the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, with respect to the Old Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

           The undersigned understands that tenders of the Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date.

           All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

           All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                            PLEASE SIGN AND COMPLETE

-----------------------------------------------------------------------------------------------------------------
Signature(s) of Registered Holder(s) or                         Date:____________________________________________
Authorized Signatory:_______________________________
                                                                Address:_________________________________________
____________________________________________________
                                                                _________________________________________________
____________________________________________________
                                                                Area Code and Telephone No.______________________
Name(s) of Registered Holder(s):____________________
                                                                If the Old Notes will be delivered by book-entry
____________________________________________________            transfer, check book-entry transfer facility below:

____________________________________________________
                                                                [_]   The Depository Trust Company
Principal Amount of the Old Notes
Tendered:___________________________________________

____________________________________________________

Certificate No.(s) of the Old Notes                             Depository
(if available)______________________________________            Account No.______________________________________
----------------------------------------------------------------------------------------------------------------------

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on the certificate(s)
for the Old Notes or on a security position listing as the owner of the Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                                               Please print name(s) and address(es)

Name(s):______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

Capacity:_____________________________________________________________________________________________________________________

Address(es):__________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________
---------------------------------------------------------------------------------------------------------------------------------


     DO NOT SEND THE OLD NOTES WITH THIS FORM. THE OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

_______________________________________________________________________________
                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and the Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm:___________________________________________________________________

Authorized Signature:___________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
(Zip Code)

Area Code and Telephone Number:_________________________________________________

Dated:________________, 1998
________________________________________________________________________________